UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 15, 2013

CARPENTER TECHNOLOGY CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania		19612-4662
(Address of principal executive offices)		(Zip Code)

(610) 208-2000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

The Board of Directors of Carpenter Technology Corporation (the “Company”) appointed Gary E. Heasley to the position of Senior Vice President – Performance Engineered Products of the Company, effective July 22, 2013.  Mr. Heasley, age 48, holds a Bachelor of Science degree in Business Administration in Accounting from Youngstown State University.  He is also a Certified Public Accountant. Prior to joining Carpenter, Mr. Heasley most recently served as Executive Vice President, Strategic Planning and Business Development of Steel Dynamics, Inc. (NASDAQ/GS: STLD), and President of Steel Dynamics’ subsidiary, New Millennium Buildings Systems.  Prior to joining Steel Dynamics as its Chief Financial Officer in 2005, Mr. Heasley spent three years as Senior Vice President and Manager, Metals Group for KeyBanc Capital Markets, Inc./McDonald Investments.

Mr. Heasley’s base salary was established at $370,000 per year.  Mr. Heasley will be eligible to participate in Carpenter’s annual bonus plan for fiscal year 2014 with a “target level” of cash bonus of 80% of his base salary.  Mr. Heasley will also be eligible to participate in the Company’s Severance Pay Plan for Executives and Change of Control Severance Plan, as well as the Company’s other benefit programs.

Attached hereto as Exhibit 10.1 is the offer letter with employment terms signed by Mr. Heasley, which summarizes the terms of his employment with Carpenter.  The press release announcing Mr. Heasley being named a Carpenter’s Senior Vice President – Performance Engineered Products is attached hereto as Exhibit 99.1.  Exhibit 10.1 and Exhibit 99.1 are incorporated herein by reference.

Item 9.01 - Financial Information and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Terms for Gary E. Heasley

99.1	Press Release dated July 15, 2013 regarding Gary E. Heasley.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

By /s/ James D. Dee
James D. Dee
Vice President, General Counsel
and Secretary

Date:  July 15, 2013